EXHIBIT 31.2
CERTIFICATIONS
I, Dennis J. McGonigle, certify that:
1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of SEI Investments Company; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: February 22, 2024

/s/ Dennis J. McGonigle
Dennis J. McGonigle
Chief Financial Officer